Exhibit 3-2

RESTATED BY-LAWS

OF

TODD SHIPYARDS CORPORATION

(As Amended September 17, 2004)

ARTICLE I

OFFICES

Section 1. In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors shall from time to time determine.

ARTICLE II

STOCKHOLDERS' MEETINGS

Section 1. Time and Place. All meetings of the stockholders for the election of Directors shall be held at such place within such city as the Board of Directors may determine and which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver or notice thereof.

Section 2. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held in September each year on such date and at such time and location as shall be determined by the Board of Directors. At such meeting the stockholders entitled to vote thereat shall elect by a plurality vote a Board of Directors, and may transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders of the Corporation may be held only upon the call of the Chairman of the Board, the President or a majority of the members of the Board of Directors. Such call shall state the time, place and purpose of the meeting.

Section 4. Notice of Stockholders' Meetings. Notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, at least ten days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

Section 5. Quorum. The holders of a majority of the stock of the Corporation issued and outstanding and having voting power present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, provided, however, that if a quorum is not present at any such meeting, a majority of the shares represented in person or by proxy shall nevertheless have power to adjourn any meeting from time to time without notice other than announcement at the meeting. The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of the stockholders shall have power to act, unless the question is one upon which by express provision of a statute or of the Certificate of Incorporation or of these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such questions.

Section 6. Voting. At every meeting of the stockholders each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock having voting power registered in his name on the books of the Corporation, and may vote and otherwise act in person or by proxy appointed by an instrument in writing subscribed by such stockholder; but no proxy shall be voted or acted upon more than three (3) years after its date unless such proxy provides for a longer period.

Section 7. Business Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting.

Section 8. Order of Business. The order of business at each meeting of the stockholders of the Corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without being limited to, the dismissal of business not properly presented, the maintenance of order and safety, the establishing of limitations on the time allotted to questions or comments on matters before the meeting and on the affairs of the Corporation, the establishing of restrictions on entry to the meeting after the time prescribed for the commencement thereof and the declaring of the opening and closing of the voting polls.

ARTICLE III

DIRECTORS

Section 1. Number, Tenure and Nomination. The property and business of the Corporation shall be managed by a Board of not less than three nor more than fifteen Directors. At all annual elections, each of the Directors shall be elected by the stockholders for a term of one year; provided that nothing herein shall be construed to prevent the election of a Director to succeed himself. Within the limits herein specified, the number of Directors shall be fixed and may be changed, from time to time, by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation or Section 2 of Article III of these By-laws, and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders.

Section 2. Vacancies. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or any new Directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created Directorship, and the Director so chosen shall hold office only until the expiration of the term of his predecessor or, as to any new Directorship, until the end of the term to which he is so chosen and until his successor shall by duly elected and qualified, unless sooner displaced.

Section 3. Regular Meetings. Regular meetings of the Board of Directors, which shall be held at least quarterly, shall be held at such dates, times and places as are fixed from time to time in advance by resolution of the Board of Directors. The Secretary or officer performing his duties shall give reasonable notice (which need not in any event exceed two days) of all meetings of Directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the Directors not less than the time above specified before the meeting shall be sufficient. One-third of the Directors, but in no case less than two Directors, shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these By-laws.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or any two Directors. No special meeting of the Board of Directors shall be held unless:

(a) Notice of the date, time and place of such meeting has been given to each Director not less than seven (7) days prior thereto; or

(b) Notice of the date, time and place of such meeting has been given not less than forty-eight (48) hours prior to the meeting and all Directors then in office (if they constitute a quorum) shall be present at the meeting in person or by conference telephone; or

(c) In the case of a meeting the notice of which is given not less than forty-eight (48) hours nor more than seven (7) days prior to the meeting, each Director not participating in such meeting in person or by conference telephone has given a written waiver of notice of the meeting prior to the convening of the meeting.

Notice of any special meeting shall be given by the Secretary at the request of the Chairman of the Board or any two Directors. The notice shall state the business to be transacted at the special meeting and only such business may be transacted thereat (unless all Directors are present at the meeting and waive this requirement). Notice of any special meeting may be given by US mail, postage prepaid, telegraph, telecopy (with confirmed receipt) or overnight courier delivery.

Section 5. Quorum; Voting. A "majority of the whole Board" (as defined below) shall constitute a quorum for the transaction of business at any regular meeting or special meeting of the Board of Directors. The vote of a majority of the whole Board shall be required for any action of the Board of Directors. As used in these By-laws, "majority of the whole Board" shall mean a majority (i.e. if the number of Directors fixed by the Board of Directors in a resolution adopted pursuant to Section 1 of this Article III is even, one-half of such number plus one or, if the number of Directors fixed by the Board of Directors in a resolution adopted pursuant to Section 1 of this Article III is odd, one-half of such number rounded up to the next highest whole number) of the number of Directors fixed by the Board of Directors in a resolution adopted pursuant to Section 1 of this Article III.

Section 6. Compensation. The Board of Directors shall have power to determine and authorize the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and to authorize and direct the payment or reimbursement of expenses incurred in connection with such services, individually or on behalf of the Board or any authorized Committee.

Section 7. Organization; Election of Officers. The Board of Directors, as soon as practicable after the election of Directors in each year, shall:

(a) appoint from its members a Chairman of the Board, designate from its members the composition of standing Committees of the Board of Directors required by Article IV of these By-Laws and, in its discretion, designate the Chairman of each such Committee; and

(b) elect a President, one or more Vice Presidents and such other officers as it may deem proper, including designation of persons to serve as chief executive officer and chief financial officer. None of such officers need be a member of the Board of Directors.

The Chairman of the Board shall not be an officer of the Corporation unless also elected as the President of the Corporation or designated by the Board of Directors as the Chief Executive Officer of the Corporation. Two or more offices may be held by the same person, except that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.

Section 8. Term of Officers. The term of office of all officers shall be until the next election of Directors and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office at any time by the Board of Directors. Vacancies in any office may be filled by the Board at the meeting.

Section 9. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Directors at which he is present and shall be included as a member of the Executive Committee of the Board if such Committee is established and shall have such other powers and duties as may be prescribed by the Board of Directors. In the absence of the Chairman from any meeting of the stockholders or directors, such meeting shall be chaired by, in the following order, the Chairman of the Executive Committee, the President of the Corporation (if a director) or the director present at such meeting with the longest continuous service as a member of the Board.

Section 10. The President and other Officers. Except as otherwise provided by the Board of Directors, the President of the Corporation shall be the chief executive officer of the Corporation and the chief administrative officer of the Corporation and shall have such other powers and duties as the Chairman of the Board or the Board of Directors shall prescribe. The other officers of the Corporation shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

ARTICLE IV

BOARD COMMITTEES

Section 1. Committees Generally. The Board of Directors shall, by a resolution passed by a majority of the whole Board, appoint one or more Committees in accordance with Section 2 of this Article IV to act on behalf of the Board in certain matters and assist in the discharge of the Board's management of the Corporation. The duties and powers of each such Committee shall be evidenced by the resolution establishing the Committee and may, as to certain Committees, be set forth in a Charter which shall be subject to revision only with the consent of the Committee; provided, however, that no such Committee shall have the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in said Committee, the power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class of classes of stock of the Corporation), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-laws of the Corporation.

Section 2. Standing and Other Committees. As soon as practicable after the election of Directors in each year, the Board of Directors shall appoint such standing committees of the Board of Directors as may be required under applicable federal or state securities law or under the listing standards and requirements applicable to the principal trading market for the Corporation's equity securities, including without limitation Committees focusing upon audit, compensation, governance, nominations and similar matters. The scope and terms of such Standing Committees shall be established by resolutions of the Board, shall comply with applicable requirements of independence of the members thereof, and be subject to revision as provided therein in the discretion or with the consent of the Board. In addition, the Board of Directors may establish as a Standing Committee an Executive Committee which shall have and may exercise during the intervals between meetings of the Board all of the powers vested in the Board of Directors except those non-delegable powers set forth in Section 1 of this Article IV. If the Board appoints an Executive Committee, its membership shall include the Chairman of the Board of the Corporation, and the President of the Corporation if the President is a member of the Board. The Executive Committee shall have the power and authority to declare a dividend with respect to any class of stock of the Corporation, authorize the issuance of any class of stock of the Corporation and adopt a certificate of ownership and merger. Such Committee shall continue in existence until the next annual election of Directors, unless sooner terminated by a resolution passed by a majority of the whole Board. The Board of Directors shall have the power at any time to exchange the membership of the Executive Committee, to fill any vacancies in the Executive Committee, to limit by resolution the authority of the Executive Committee, and to prescribe by resolution, rules and regulations for the operation of the Executive Committee. The Board may also establish such other limited or special purpose Committees as it may deem necessary or appropriate.

Section 3. Quorum; Voting. A "majority of the whole committee" (as defined below) shall constitute a quorum for the transaction of business of the Executive Committee and any other committee established by the Board of Directors pursuant to Section 2 of this Article V. The vote of a majority of the whole committee shall be required for any action of the Executive Committee and any other committee of the Board of Directors established pursuant to Section 2 of this Article IV. The vote of a majority of the whole committee shall be required for any action of the Executive Committee and any other committee of the Board of Directors established pursuant to Section 2 of this Article IV. "Majority of the whole committee" shall mean a majority (i.e., if the total number of members of the committee designated by the Board or Directors and these By-laws to serve on the Committee is even, one-half of such number plus one, or, if the total number of members of the committee designated by the Board of Directors and these By-laws to serve on such committee is odd, one-half of such number rounded up to the next highest whole number) of the number of members of the committee designated by the Board of Directors and these By-laws to serve on such committee.

ARTICLE V
NOTICE

Section 1. Form and Delivery. Whenever under the provisions of a statute or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice maybe given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall thus be mailed; and notice to any Director may in lieu of mail be given by electronic or facsimile transmission. Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

STOCK

Section 1. Form. Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board of Directors, the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such officers of the Corporation may be facsimiles, engraved or printed.

Section 2. Transfers. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefore. The Board of Directors may appoint one or more transfer agents and registrars of the stock.

Section 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 4. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit if that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate of certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5. Stock Transfer Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE VII

CORPORATE FUNDS AND SECURITIES

Section 1. Depositaries and Signatures. The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

Section 2. Securities Accounts and Voting. The Board of Directors is authorized to select such depositaries as it shall deem proper for custody of securities owned or held by or for the benefit of the Corporation and to designate officers entitled to act with respect to the purchase or sale thereof subject to such direction from the Board of Directors or any Committee thereof. Unless otherwise determined by the Board of Directors, the President of the Corporation shall be entitled to exercise on behalf of the Corporation any voting rights associated with any such securities.

ARTICLE VIII

SEAL

Section 1. The Corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

INDEMNIFICATION

Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation or any predecessor of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a director or officer of the Corporation or any predecessor of the Corporation or (b) as a director or officer of the Corporation or any predecessor of the Corporation, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the Delaware General Corporation Law and any other applicable law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in the next paragraph of this Section 1 of Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof initiated by such person only if the initiation of such action suit or proceeding or part thereof was authorized by the Board of Directors). Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it is should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 1 of Article IX or otherwise.

Any indemnification or advancement of expenses required under this Section 1 of Article IX shall be made promptly and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the Corporation that the person is entitled to indemnification pursuant to this Section 1 of Article IX is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Section 1 of Article IX shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation, it shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Section 1 of Article IX where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Counsel Law, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 of Article IX shall not be deemed exclusive of any other rights (whether supplementary or in addition to or inconsistent with those provided in this Section 1 of Article IX) to which those seeking indemnification or advancement of expenses or contribution may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall incur to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Section 1 of Article IX shall not affect any obligations of the Corporation or any rights regarding the indemnification and advancement of expenses of a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Section 1 of Article IX shall not affect any obligations of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation or any predecessor of the Corporation, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 1 of Article IX, the Delaware General Corporation Law or otherwise.

If this Section 1 of Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation or any predecessor of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation or any predecessor of the Corporation, to the fullest extent permitted by any applicable portion of this Section 1 of Article IX that shall not have been invalidated, by the Delaware General Corporation Law or by any other applicable law.

ARTICLE X

AMENDMEMNTS

Section 1. These By-laws may be amended, altered, changed, added to or repealed by resolutions adopted by holders of a majority of the outstanding common stock of the Corporation.